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EXHIBIT 10.72

API SUPPLY AGREEMENT

This API Supply Agreement (this “Agreement”), is made and executed as of this 17th day of December, 2008 (the “Effective Date”), by and among:

Signa S.A. de C.V.,

a company organized under the laws of Mexico and having a principal place of business at Industria Automotriz No. 301 Zona Industrial, Toluca, Mexico (hereinafter referred to as the “Manufacturer”);

ACIC Fine Chemicals Inc.,

a company incorporated under the laws of Canada and having a principal place of business at 81 Sinclair Boulevard, Brantford, Ontario, N3S 7X6, Canada (hereinafter “ACIC Canada”);

ACIC Europe Limited,

a company registered in Cyprus, C. No. 56373 and having a principal place of business at 48 Route des Acacias, 1227 Geneva / Switzerland (hereinafter “ACIC Europe”, together with ACIC Canada herein collectively referred to as “ACIC”);

and

InterMune, Inc.,

a company incorporated pursuant to the laws of the State of Delaware and having a principal place of business at 3280 Bayshore Boulevard, Brisbane, California 94005 (hereinafter referred to as the “Customer”).

Manufacturer, ACIC and Customer may each be referred to as a “Party” or collectively as the “Parties”.

Manufacturer is engaged in the manufacturing of API (defined herein) and represents and warrants to Customer that it has appointed ACIC as its commercial agent with respect to this Agreement.

Customer desires to purchase, through ACIC, API from the Manufacturer for the purposes of producing finished pharmaceutical products having the API as the active pharmaceutical ingredient (“Finished Product”) from time to time on the terms and conditions set forth below, and Manufacturer desires to manufacture and supply such API to Customer.

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NOW THEREFORE, in consideration of the premises and the mutual covenants set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto covenant and agree as follows:

1.	The facts set out in the preamble and recitals are hereby incorporated by reference herein. Given the nature of the relationship between ACIC and Manufacturer, ACIC and Manufacturer shall be jointly and severally liable to Customer for the full performance of Manufacturer under this Agreement. Since ACIC acts as an agent/broker of Manufacturer for the sale of the API to Customer hereunder, ACIC hereby agrees to be bound by the applicable terms and conditions of the Quality Assurance Agreement.

2.	Whenever used in this Agreement, unless otherwise clearly required by the context, the following terms, whether used in the singular or plural, shall have the meaning as defined in this paragraph:

(a)	“Affiliate” of a Party means any person or entity which controls, is controlled by or is under common control with such Party. As used in this Agreement, “control” means (a) in the case of corporate entities, direct or indirect ownership of at least fifty percent (50%) of the stock or shares having the right to vote for the election of directors, and (b) in the case of non-corporate entities, the direct or indirect power to manage, direct or cause the direction of the management and policies of the non corporate entity.

(b)	“Annual Commercial API Requirement” means the total amount of API (measured in kilograms) contained within Finished Products, which Finished Products are produced by or on behalf of Customer, any of its Affiliates or their respective designees and which are released by Customer, any of its Affiliates or their respective designees for commercial sale within the Territory during a given year.

(c)	“API” means the active pharmaceutical ingredient listed on Schedule A to this Agreement.

(d)	“Applicable Law” means all ordinances, rules, regulations, laws, guidelines, guidances, requirements and court orders of any authority applicable to the Manufacture, supply and/or use of APIs, as amended from time to time, including without limitation cGMP.

(e)	“Calendar Quarter” means, with respect to the API, each three (3) month period ending on March 31, June 30, September 30 and December 31 during the Term; provided, that the first Calendar Quarter will commence on the Launch Date and end on the earliest of the next March 31, June 30, September 30 or December 31 thereafter.

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(f)	“cGMP” means the current Good Manufacturing Practices of all applicable Regulatory Authorities. cGMP also includes adherence to any applicable API license requirements, to the current requirements of the United States Pharmacopoeia/National Formulary, the current requirements of the European Pharmacopoeia, U.S. Code of Federal Regulations CFR21 - Parts 210 and 211 and the relevant current International Conference on Harmonization (ICH) guidance documents, including without limitation the ICH Guidance Q7A Good Manufacturing Practice Guide for Active Pharmaceutical Ingredients.

(g)	“Customer Know-How” means all non-patented technical data, drawings, documentation, analytical and regulatory information and other information, including all improvements thereto, not included in Customer Patent Rights, as defined below, relating to the manufacture, use or sale of the API and Finished Products that is owned by Customer, or licensed to Customer, with the right to sublicense, as of the Effective Date or generated or acquired by Customer during the term of this Agreement.

(h)	“Customer Patent Rights” means United States and foreign patents and patent applications, including divisions, continuations, continuations in part, additions, renewals, extensions, re examinations and reissues of all such patents and patent applications, all as are owned by Customer, or licensed to Customer, with the right to sublicense, claiming the API, and under which Manufacturer would need a license or sublicense to lawfully manufacture the API for Customer under this Agreement.

(i)	“DMF” means the drug master file filed with the appropriate Regulatory Authority for the API, which file may include but shall not be limited to that referred to as the Active Substance Master File (ASMF) or other format as it relates to the appropriate jurisdictions throughout the Territory.

(j)	“FDA” means the United States Food and Drug Administration and any successor agency having substantially the same functions.

(k)	“Forecast” has the meaning set forth in Section 3.

(l)	“Launch Date” means, with respect to the API manufactured under this Agreement, the first commercial sale of a Finished Product containing or comprised of such API by Customer or its Affiliates or their respective designees in the Territory.

(m)	“Manufacture” and “Manufacturing” means any steps, processes and activities necessary to produce API, including without limitation, the manufacturing, processing, bulk packaging and labeling, quality control testing, release and storage of API.

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(n)	“Manufacturer Know How” means all non patented technical data, drawings, documentation, analytical and regulatory information and other information, including all improvements thereto, not included in Manufacturer Patent Rights, as defined below, covering manufacturing and process and drug substance operations relating to the manufacture of the API for Customer, that is owned by Manufacturer, or licensed to Manufacturer, with the right to sublicense, as of the Effective Date or generated or acquired by Manufacturer during the term of this Agreement.

(o)	“Manufacturer Patent Rights” means United States and foreign patents and patent applications, including divisions, continuations, continuations in part, additions, renewals, extensions, re examinations and reissues of all such patents and patent applications, all as are owned by Manufacturer, or licensed by Manufacturer, with the right to sublicense, claiming manufacturing and/or process development operations relating to the manufacture of API hereunder by Manufacturer for Customer.

(p)	“Marketing Authorization” means, with respect to an API, the Marketing Authorization Application (“MAA”), New Drug Application (“NDA”) or other regulatory filing made by or on behalf of Customer with, and approved by, the appropriate Regulatory Authority, that allows Customer to market a Finished Product in the Territory, including without limitation, any supplements or amendments thereto.

(q)	“Purchase Price” means the purchase price of such API as defined in Section 5.

(r)	“Quality Assurance Agreement” means that Quality Assurance Agreement dated January 23, 2008 by and between Customer and Manufacturer, as may be amended from time to time.

(s)	“Regulatory Authority” means any applicable government regulatory authority involved in granting approvals for the manufacturing, marketing, reimbursement and/or pricing of a Finished Product in the Territory.

(t)	“Second Source Supplier” means a Third Party qualified by or on behalf of Customer (or any Affiliate) and approved by the appropriate Regulatory Authority to be a second source manufacturer and supplier of the API to Customer, its Affiliates and/or any of their respective designees.

(u)	“Specifications” means, with respect to the API, the specifications in the DMF for such API and the specifications for the API in Customer’s Marketing Authorizations.

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(v)	“Term” means the period during which this Agreement is in effect as set forth in Section 14.

(w)	“Territory” means worldwide except for Japan, Taiwan and Korea.

(x)	“Third Party” means any person or entity other than Customer, Manufacturer, ACIC or their respective Affiliates.

3.	During the term of this Agreement, Customer agrees to:

(a)	make commercially reasonable efforts to develop a commercially acceptable Finished Product made under cGMP conditions that includes the Manufacturer’s manufacturing site as an approved site of manufacture of the API;

(b)	purchase a minimum of [ * ] percent ([ * ]%) of its Annual Commercial API Requirement from Manufacturer through ACIC;

(c)	at least [ * ] ([ * ]) months prior to the Launch Date, and the first day of each Calendar Quarter after such Launch Date, provide Manufacturer a good faith estimate of Customer’s projected requirements of such API for delivery during each of the following [ * ] Calendar Quarters (each such estimate being a “Forecast”) whereby (i) the first [ * ] months of such Forecast will be binding, committed requirements of API, (ii) the next [ * ] months of such Forecast will be binding, committed requirements of API provided that Customer may reduce or increase such forecasted requirements by [ * ] percent ([ * ]%), and (iii) the remaining months of the Forecast will be non-binding, good faith estimates provided solely to assist Manufacturer in production planning; provided, however, that with respect to the first Forecast (i.e., the initial Forecast provided hereunder in relation to, and in anticipation of, the Launch Date), the first [ * ] months of such Forecast will be binding, committed requirements of API while the next [ * ] months of such Forecast will be binding, committed requirements of API subject to Customer’s right to reduce or increase such forecasted requirements by [ * ] percent ([ * ]%), and the remaining months of such Forecast will be non-binding, good faith estimates; and

(d)	issue purchase orders for binding, committed requirements of API consistent with Section 6.

4.	During the term of this Agreement the Manufacturer agrees to:

(a)

perform the tasks and deliver the deliverables set forth in “Schedule C” to this Agreement in accordance with the timelines set forth therein to support Customer’s near-term Marketing Authorization filings and submissions with the appropriate Regulatory Authority(ies), including, but not limited to producing the

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requisite registration batches of API (i.e., three commercial scale consecutive batches of API that are manufactured and placed on stability which are used as input for the Marketing Authorizations) using a well-defined process and under cGMP conditions and assist Customer with corresponding tasks and deliverables as may be appropriate to support any additional and later Marketing Authorization filings and submissions by Customer with the appropriate Regulatory Authority(ies) in other jurisdictions throughout the Territory;

(b)	file and maintain the DMF for the API with the applicable Regulatory Authority; and not make changes to the method of manufacture having a potential impact on quality, integrity, purity and/or specifications of the API as filed in the DMF or the chemistry, manufacturing and controls (CMC) section of the Customer’s Marketing Authorization without prior notification to the Customer and Manufacturer agrees to provide necessary information for PAS/CBE/CBE30 etc. for approval from the appropriate Regulatory Authority(ies) for continued supply of API to the Customer for the term this Agreement and Customer shall make reasonable and timely efforts to make such application;

(c)	provide Customer a letter of access to the DMF;

(d)	otherwise fully cooperate with Customer in Customer’s efforts in obtaining and maintaining all of Customer’s Marketing Authorizations relevant to API manufacturing activities, including without limitation, the CMC sections thereof;

(e)	scale-up Manufacturer’s manufacturing process at Manufacturer’s cost and expense as may be necessary, reserve appropriate plant time and maintain the capacity to manufacture and supply API to meet Customer’s development, clinical and commercial requirements at all times;

(f)	deliver tested and released API to Customer, according to Customer’s purchase orders, within the lead-time as required under Section 6 of this Agreement;

(g)	manufacture API in conformance in all material respects with the applicable process, Specifications, quality requirement (as set forth herein and the Quality Assurance Agreement), and in the production facilities set forth in its DMF;

(h)	ensure that any API supplied to Customer shall have a minimum residual shelf life of at least [ * ] from the date of delivery of the API to Customer;

(i)	provide Customer with all required technical information, samples, impurity samples, reference standards, stability data and pertinent raw data all as are reasonably required by Customer;

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(j)	ensure that it can supply Customer with sufficient quantities of API as provided in Customer’s Forecast;

(k)	not to manufacture or supply the API to any Third Party for use or distribution within the Territory; and

(l)	work with Customer in good faith and on a timely basis following the Effective Date to develop a contingency plan to minimize any risk of interruption in the manufacture and supply of API for Customer’s use, which plan may include, among other things, production of excess API that may be used as a buffer and/or the off-site storage of a certain quantity of API with Customer’s understanding that the residual shelf life of such stored API may be different from the shelf-life requirement set forth in Section 4(h) above.

5.	Price and Payment Terms. The initial Purchase Price and payment terms for the API are as set out in “Schedule B” to this Agreement. Subject to Section 11(c) hereunder and commencing [ * ] years post-Launch Date, Manufacturer may, [ * ], increase the Purchase Price for the API by an amount not to exceed [ * ], and only to the extent that [ * ] percentage at which it was during [ * ]; provided, however, that (i) Customer shall receive not less than [ * ] days’ prior written notice of such a Purchase Price increase; (ii) such Purchase Price increase shall occur no more frequently than once per calendar year; and (iii) in the event that the actual and direct costs associated with the production and supply of API increases such that it causes Manufacturer to increase the Purchase Price by more than [ * ] percent ([ * ]%) of the then existing Purchase Price and Customer deems such increase unduly burdensome to Customer’s business, the Parties agree to renegotiate in good faith appropriate commercial terms contained in this Agreement (which may include (but shall not be limited to) reducing the percentage by which Customer is obligated to purchase its Annual Commercial API Requirement from Manufacturer under Section 3(b) herein), in order to help alleviate the burden to Customer due to such Purchase Price increase. Any and all API purchase orders submitted by Customer and received by Manufacturer or ACIC prior to the date said written notice of such a Purchase Price increase (or decrease, as the case may be) is received by Customer shall be filled and paid for at the price existing prior to said increase (or decrease, as the case may be). Any and all API purchase orders submitted by Customer and received by Manufacturer or ACIC after written notice of a Purchase Price increase (or decrease, as the case may be) is received by Customer but before the effective date of said Purchase Price increase (or decrease, as the case may be) shall be filled and paid for at the Purchase Price existing prior to said increase (or decrease, as the case may be), provided that said order(s) are not significantly different in quantity or timing from those of Customer’s previous ordering history hereunder. Further, the Parties agree:

(a)	that the Purchase Price shall be in USD;

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(b)	that ACIC will invoice Customer on behalf of Manufacturer and Customer will pay for API purchased pursuant to this Agreement within [ * ] days of the date of invoice or delivery, whichever is later, by cheque to ACIC or by wire transfer to a bank account designated by ACIC;

(c)	that the delivery terms shall be delivered duty paid (DDP, Incoterms 2000) and that ACIC shall co-ordinate and arrange for customs clearance, clearance by the FDA or other applicable Regulatory Authority and delivery to Customer’s facilities or such other destination designated by Customer; and

(d)	that title to, and risk of loss of, the API will pass from Manufacturer to Customer upon delivery as set forth in Section 5(c).

6.	Purchase Orders.

(a)	The purchase and sale of API under this Agreement will be implemented by Customer’s issuance of individual purchase orders to ACIC or to Manufacturer for specific quantities of API. Purchase orders will be placed at least [ * ] days before the desired delivery date and will specify the quantity of API ordered and the requested delivery date. Customer may, in its sole discretion, purchase up to [ * ] percent ([ * ]%) of the API quantities in the first Calendar Quarter of each Forecast for API. Each such purchase order issued by Customer (and as adjusted from time to time as set forth above) constitutes the binding obligation of Manufacturer to Manufacture, sell and deliver to Customer the quantity of API by the delivery date specified in such purchase order, and the binding obligation of Customer to purchase the quantity of API specified therein; provided, that if Customer requests any increase in the quantity of any API in a purchase order in excess of [ * ] percent ([ * ]%) of such quantities, then Manufacturer shall use commercially reasonable efforts to supply the additional API quantity at the Purchase Price. Each purchase order or any acknowledgment thereof, whether printed, stamped, typed, or written shall be governed by the terms of this Agreement and none of the provisions of such purchase order or acknowledgment shall be applicable except those specifying API and quantity ordered, delivery dates, special shipping instructions and invoice information. In the event of a conflict between the terms and conditions of this Agreement and any purchase order, the terms and conditions of this Agreement will prevail.

(b)	If, due to significant unforeseen circumstances, Customer requests changes (other than the upward adjustment of orders by Customers as permitted in Section 6(a) above) to firm orders within the [ * ] month firm purchase order timeframe, Manufacturer shall attempt to accommodate the changes within reasonable manufacturing capabilities and efficiencies. Manufacturer shall advise Customer of the costs that may be associated with making any such change and Customer shall be deemed to have accepted the obligation to pay Manufacturer for such costs if Customer indicates to Manufacturer that Manufacturer should proceed to make the change.

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7.	Ad Hoc Orders of Clinical Supply. With respect to clinical supply of API, the Parties acknowledge that prior to the Effective Date, Customer has been purchasing from Manufacturer and Manufacturer has been supplying to Customer on an ad hoc basis via individual purchase orders certain quantities the API and related materials (e.g., samples, reference standards and impurity standards) for clinical development purposes in anticipation of approval by the applicable Regulatory Authority(ies) of the applicable Marketing Authorizations for commercialization of Finished Products in the Territory. The Parties hereby agree that Customer shall continue to purchase such materials and Manufacturer will continue to supply to Customer such materials through the same mechanism of ad hoc written purchase orders that may be submitted from time to time by Customer to Manufacturer for such clinical development purposes. The pricing for such materials shall be consistent with the pricing practices Manufacturer has imposed upon Customer in the past with respect to such materials and shall be at all times reasonable.

8.	Problems with Supply. Manufacturer will promptly notify Customer of any circumstances that result or are likely to result in any failure or delay in the supply or delivery of any API. In the event that at any time Customer is not reasonably satisfied that Manufacturer will be able to meet its requirements for an API for more than [ * ] days, then Customer will have the right, in its sole discretion, to terminate this Agreement in its entirety. In addition, if at any time Customer is not reasonably satisfied that Manufacturer will be able to meet its requirements for the API for more than [ * ] days, Customer shall have the right to terminate this Agreement only with respect to such API upon written notice to Manufacturer and purchase such terminated quantities of API from a Second Source Supplier. Any such purchase of API from a Second Source Supplier shall not be used to calculate Customer’s Annual Commercial API Requirement during such year.

9.

Inspection and Testing of API. All API received by Customer will be subject to inspection and testing by Customer in accordance with Customer’s quality assurance program within a period of [ * ] days from date of receipt of such API (“Inspection Period”). Customer will notify Manufacturer if the results of any inspection or testing indicate that API does not conform to the applicable Specifications or the other requirements of this Agreement. Manufacturer will have [ * ] business days within which to respond to Customer’s notice. Disputes between the Parties not resolved during such [ * ] business day period will be resolved by an independent cGMP laboratory reasonably acceptable to the Parties. Such laboratory will be appointed not later than [ * ] business days after the expiry of such [ * ] business day period. If the Parties, by mutual agreement, find, or if the laboratory finds, the API to be nonconforming, then at Manufacturer’s sole discretion, Manufacturer will (a) promptly deliver, at Manufacturer’s expense, replacement API that conforms to the requirements of this Agreement, or (b) refund or credit to Customer all payments made by Customer in respect of such

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non-conforming shipment. Customer will, at the Manufacturer’s sole discretion, return or destroy nonconforming API at Manufacturer’s expense, including without limitation transportation and handling costs. In the event that the independent cGMP laboratory finds the API is conforming to the requirements of this Agreement, then Customer shall reimburse Manufacturer for all direct and reasonable costs and expenses (supported by reasonably sufficient receipts and documentation) actually incurred by Manufacturer as a result of the investigation and testing process conducted by such laboratory.

10.	Regulatory Matters. Customer is responsible for filing and obtaining any Marketing Authorization that is required for the marketing and sale of a Finished Product containing or comprised of API supplied by Manufacturer; however, Manufacturer will fully cooperate with Customer in such activities. Each Party will notify the other party promptly upon becoming aware of any (a) defective, adulterated or misbranded API or of any information which may suggest that any API is or may be defective, adulterated or misbranded, and (b) API which fails to meet the Specifications, the requirements of the applicable Marketing Authorization, Applicable Law or cGMP. Manufacturer will promptly investigate and provide Customer with all reasonable assistance requested by it in connection with adverse experiences and customer complaints relating to API. Manufacturer agrees to notify Customer promptly of any inspections by the FDA or any other Regulatory Authority which pertain to the API, or the results of which pertain to any other product that have implications to the overall quality systems of the Manufacturer thereby affecting, or potentially affecting, overall manufacturing activity of the Manufacturer or the ability to supply the API to the Customer. Manufacturer will allow, and will provide Customer with any required authorization to allow, the FDA (or other Regulatory Authority) or Customer’s Quality Personnel (QA/QC) to inspect, audit and review the facilities at which the API is Manufactured and all procedures, practices, books, records, and documents to the extent requested by the FDA (or such other Regulatory Authority) or Customer Quality Personnel. Manufacturer will retain originals of all batch documentation, any and all other records or documentation generated by it in connection with the processing and testing of each API under the terms of this Agreement, and all records which may be reasonably necessary to assist Customer in the event of an API recall or adverse drug event, for the longer of (a) two (2) years after the expiration date of the batch of API to which they pertain and (b) the period required by Applicable Law.

11.	Audits.

(a)	Quality Related Audits By Customer. Customer will have the right, upon reasonable notice to Manufacturer and during normal business hours, to audit Manufacturer’s facilities and records for the API to ensure that API is being Manufactured in compliance with the Specifications, the applicable Marketing Authorization and all Applicable Laws, including without limitation cGMP, and otherwise to ascertain compliance with the terms of this Agreement and the Quality Assurance Agreement. During such audits, Manufacturer will make available to Customer the appropriate knowledgeable personnel of Manufacturer.

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(b)	Financial Related Audits By Manufacturer. To monitor Customer’s compliance with Section 3(b) above, Customer shall cause its (and its Affiliates’ and their respective designees’) manufacturer(s) of Finished Products to provide on an annual basis a certified statement that sets forth (i) the total amount of Finished Product produced by such manufacturer and released by Customer (or any of its Affiliates or respective designees) for commercial use within the Territory during that year (excluding any amount of Finished Product containing API supplied by a Second Source Supplier as a result of a Force Majeure Event under Section 26 hereof or as a result of Manufacturer’s inability to supply under Section 8 hereof); (ii) what amount of such Finished Product contained API supplied by Manufacturer hereunder and (iii) what amount of Finished Product contained API supplied by a Second Source Supplier (but again excluding any amount of Finished Product containing API supplied by a Second Source Supplier as a result of a Force Majeure Event under Section 26 hereof or as a result of Manufacturer’s inability to supply under Section 8 hereof). In the event that after totaling the appropriate amounts shown in the statements from all the Second Source Suppliers, the total amount of Finished Product containing API supplied by Manufacturer is less than [ * ] percent ([ * ]%) of the total Finished Products produced and released by or on behalf of Customer (or any of its Affiliates) for commercial use within the Territory for that year, Customer shall pay to Manufacturer an amount equal to [ * ] the total [ * ] such year and the total [ * ] was the full [ * ]. Notwithstanding anything to the contrary contained in this Agreement, such payment by Customer to Manufacturer shall constitute Manufacturer’s and ACIC’s sole and exclusive remedy for Customer’s non-compliance with Section 3(b) above.

(c)

Financial Related Audits By Customer. For purposes of verifying the appropriateness of any adjustments to the Purchase Price under Section 5 hereunder, Customer shall have the right to request, on thirty (30) days prior written notice to Manufacturer or ACIC, that a nationally recognized, independent accounting firm engaged by Customer and that Customer and Manufacturer mutually agree upon perform an audit or interim review of Manufacturer’s books and records as they relate to the direct costs associated with the production and supply of API by Manufacturer to Customer hereunder. The accounting firm shall be provided access to such books and records at Manufacturer’s or ACIC’s facility(ies) where such books and records are normally kept. Upon completion of the audit, the accounting firm shall provide the Parties a written report disclosing whether the Purchase Price adjustments are correct or incorrect and the specific details and supporting analysis for any discrepancies. In the event any discrepancies are reported, Manufacturer shall reimburse Customer for the expense of such audit and promptly refund to Customer any and all amounts

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overpaid by Customer due to the inappropriate Purchase Price increase by Manufacturer. In the event no discrepancies are reported, Customer shall bear the expense of such audit. Such audit hereunder shall not be performed more frequently than once per calendar year nor more frequently than once with respect to records covering any specific period of time. All information provided by Manufacturer hereunder referred to shall be used only for the purpose of verifying the Purchase Price adjustment under Section 5 hereunder and shall be treated as Manufacturer’s Information subject to the confidentiality obligations set forth in this Agreement. In the event Manufacturer in good faith disputes the findings of the audit, the Parties agree to submit such dispute to arbitration in accordance with Section 32 hereof.

12.	Recalls. In the event that (i) any government authority issues a request, directive or order that the API or Finished Product be recalled or (ii) a court of competent jurisdiction orders such a recall, or (iii) Customer determines after consultation with Manufacturer that the API or Finished Product should be recalled, the Parties shall take all appropriate corrective actions. In the event that such recall results from the failure of the API to meet the Specifications and such failure could not reasonably be detected by Customer during the Inspection Period, Manufacturer shall be responsible for all expenses of recall. In all other cases, Customer shall be responsible for the expense of recall. For purposes of this Agreement, the expenses of recall shall include without limitation the expense of notification and destruction or return of the recalled API or Finished Product.

13.	Changes in Specification. If the Specifications must be modified by requirement of a Regulatory Authority, or a process change would be required under the CMC, or other applicable governmental application, Manufacturer shall make such change in a prompt and timely manner. If such modification results in the requirement to reprocess and/or retest previously manufactured and otherwise acceptable API, any additional costs incurred by Manufacturer in such reprocessing and/or retesting shall be paid by Customer upon submission by Manufacturer of documentation and justification of such costs. Any process changes or Specification modifications pursuant to this Section 13 shall occur pursuant to change control procedures agreed upon by Manufacturer and Customer.

14.

Term. This Agreement shall come into effect on the Effective Date and, unless terminated earlier in accordance with this Agreement, shall remain in full force and effect until the longer of (i) ten (10) years from the Effective Date and (ii) seven (7) years following the date of approval of the Finished Product in the first market in the Territory to be filed by Customer (the “Initial Term”), subject to renewal for consecutive one (1) year terms (each a “Renewal Term”) upon written agreement of all the Parties, which agreement shall be reached no later than [ * ] days prior to the expiration date of the Initial Term or any Renewal Term, as applicable. In the event that Manufacturer decides not to renew such Agreement or in the event this Agreement is terminated earlier by Customer in accordance with Section 15(b)(i) or Section 15(b)(ii) hereof, upon Customer’s request, Manufacturer shall provide reasonable assistance to Customer in

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transferring the Manufacturing process to another supplier designated by Customer by providing reasonable technical assistance and documentation relating to the manufacture, testing and supply of the API. Such reasonable assistance shall encompass provision of documentation in the most current version which is not yet in possession of Customer at the time, and technical assistance by Manufacturer to an extent to be agreed upon by the Parties in good faith. Upon expiration of this Agreement or in the event of early termination pursuant to Section 15 below, Sections 1, 2, 10, 16-25, 27-32, 33 (except with respect to licenses granted thereunder), and 34-44 shall survive expiration or termination of this Agreement.

15.	Termination. This Agreement may be terminated at any time:

(a)	by the written consent of both Parties and such termination shall be effective on the date specified in the written consent; or

(b)	by notice in writing by a Party if:

(i)	the other Party shall be in material breach of this Agreement or otherwise default in the performance of any of its obligations under this Agreement, and such breach or default shall continue for a period of not less than [ * ] days after written notice specifying such default shall have been delivered; or

(ii)	the other Party makes an arrangement with its creditors for the assignment of all or a substantial portion of its assets or goes into bankruptcy, receivership or liquidation, or if a receiver or a receiver and manager is appointed in respect of the whole or a major part of the property or business of the Party in default; or

(iii)	it is not commercially reasonable for Customer to sell, or to purchase as the case may, the API (or a Finished Product containing or comprised of such API) in the Territory; or

(iv)	the manufacture, use, sale or importation of such APIs in the Territory is found by a court of competent jurisdiction in a final, unappealable decision to infringe the patent or other intellectual property rights of a Third Party from whom Customer or Manufacturer is unable to obtain a license to manufacture, use, sell, or import such API.

Such termination under Section 15(b) shall be effective [ * ] days after the date specified in the written notice subject only to resolution under the arbitration provisions of this Agreement.

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16.	Representations and Warranties of Manufacturer. Manufacturer and ACIC each represents and warrants to Customer that:

(a)	it has the corporate authority to enter into this Agreement and to perform its obligations hereunder;

(b)	there are no legal, contractual or other restrictions, limitations or conditions that might materially and adversely affect its ability to perform hereunder;

(c)	it is financially solvent and has the financial resources and capabilities to perform its obligations under this Agreement;

(d)	it will promptly notify Customer should it become aware of any claims asserting infringement of the intellectual property rights of any Third Party;

(e)	at the time of delivery of API to Customer, API Manufactured under this Agreement (i) will have been Manufactured in accordance with cGMP and all other Applicable Laws, the Manufacturing process, quality requirements (as set forth herein and in the Quality Assurance Agreement), and Specifications, and (ii) will not be adulterated or misbranded under the FDCA or other Applicable Laws; and

(f)	Manufacturer, its officers nor any person used by Manufacturer to perform services under this Agreement has not been debarred, or convicted, or is subject to a pending debarment or conviction, pursuant to section 306 of the FDCA, 21 U.S.C. § 335a.

17.	Representations and Warranties of Customer. Customer represents and warrants to Manufacturer that:

(a)	it has the corporate authority to enter into this Agreement and to perform its obligations hereunder;

(b)	there are no legal, contractual or other restrictions, limitations or conditions that might materially and adversely affect its ability to perform hereunder; and

(c)	it is financially solvent and has the financial resources and capabilities to perform its obligations under this Agreement.

18.	Disclaimer. Except as expressly set forth in this Agreement, neither Party makes any representations or extends any warranties of any kind, either express or implied, including, but not limited to, warranties of merchantability, fitness for a particular purpose, or non-infringement.

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19.	Indemnification. Each Party agrees to indemnify, defend and hold harmless the other Party(ies) hereto and any of their respective directors, officers, shareholders or employees from and against any and all losses, liabilities, liabilities for personal injury suffered by any person, damages, claims, costs and expenses (including, without limitation, reasonable attorney’s fees) paid or payable by that Party as a result of any claim, demand, or lawsuit by a Third Party arising from or in connection with:

(a)	a breach of the other Party’s warranties;

(b)	a material misrepresentation of the other Party;

(c)	a breach of this Agreement by the other Party; and

(d)	a negligent act or omission or the willful misconduct of the other Party in connection with its obligations under this Agreement.

Each Party agrees to notify the other Party from whom such Party is seeking indemnification hereunder within thirty (30) days of receipt of any claims made for which such other Party might be liable under this section. The indemnifying Party shall have the right, but not the obligation, to defend, negotiate, and settle such claims. The indemnified Party shall be entitled to participate in the defense of such matter and to employ counsel at its expense to assist therein; provided, however, that if the indemnifying Party elects to defend the indemnified Party, the indemnifying Party shall have final decision-making authority regarding all aspects of the defense of any claim (subject to the requirement of obtaining the indemnified Party’s consent on settlement of claims set forth herein). The Party seeking indemnification shall provide the indemnifying Party with such information and assistance as the indemnifying Party may reasonably request, at the expense of the indemnifying Party. A Party hereto shall be responsible or bound by any settlement of any claim made without its prior written consent; provided, however, that the indemnified Party shall not unreasonably withhold or delay such consent.

20.	Insurance. The Manufacturer and ACIC will each, at its own cost and expense, obtain and maintain in full force and effect, during the term of this Agreement, product liability insurance and Commercial General Liability insurance with limits of liability of not less than [ * ] per occurrence and in the aggregate annually covering its duties and obligations under the Agreement. Said policy or policies of insurance shall include Customer as an Additional Insured.

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21.	Notice. Any notice required or permitted to be given under this Agreement shall be in writing and shall be delivered (i) in person, (ii) by certified mail, postage prepaid, return receipt requested, (iii) by facsimile, or (iv) by a commercial courier that provides a delivery receipt, and such notices shall be addressed as follows:

(a)	if to Customer, to it at:

InterMune, Inc.

3280 Bayshore Boulevard

Brisbane, California 94005

Attention: Leonid Beigelman, VP, Medicinal Chemistry

Telephone: 415-466-2246

Fax: 415-466-2346

E-mail: lbeigelman@intermune.com

With a copy to the General Counsel

Telephone: 415-466-2264

Fax: 415-466-2364

E-mail: RSteele@InterMune.com

(b)	if to the Manufacturer, to it at:

Signa S.A. de C.V.,

Industria Automotriz No. 301 Zona Industrial

Toluca, Mexico

Attention:	Oscar Vivanco, General Manager
Telephone:	52 (722) 226-1100 Ext. 104
Fax:	52 (722) 226-1101
E-mail:	oviovanco@signachem.com.mx

with a copy to ACIC at:

ACIC Fine Chemicals Inc.

81 Sinclair Boulevard,

Brantford, Ontario

N3S 7X6 Canada

Attention:	President
Telephone:	519.751.3668
Fax:	519.751.1378
E-mail:	sales@acic.com

(c)	if to ACIC, to it at:

ACIC Fine Chemicals Inc.

81 Sinclair Boulevard,

Brantford, Ontario

N3S 7X6 Canada

Attention:	President
Telephone:	519.751.3668
Fax:	519.751.1378
E-mail:	sales@acic.com

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or at such other address as such Party has advised the other Parties of in writing and such notice shall be deemed to be received and to constitute effective service:

(a)	if given in person on the date of such service;

(b)	if sent by certified mail, seven (7) business days after deposit of the notice with the Post Office;

(c)	if sent by facsimile, on the day of transmission; or

(d)	if sent by commercial courier, four (4) business days after deposit of notice with the courier company.

22.	No Waiver of Rights. The failure or delay of a Party hereto to exercise any right, power, or privilege under this Agreement shall not be presumed to operate as a waiver of such right, power, or privilege of such Party thereafter to enforce each and every such right, power, or privilege on any succeeding occasion or breach of this Agreement. A single or partial exercise of any right, power or privilege will not be presumed to preclude any subsequent or further exercise, of that right, power or privilege, or the exercise of any other right, power or privilege.

23.	Enurement. This Agreement shall enure to the benefit of and be binding upon the Parties hereto and their respective heirs, executors, administrators, successors, and permitted assigns.

24.	Assignment. This Agreement and any rights arising hereunder may not be assigned by either Party without the prior written consent of the other Party(ies) (each, a “Consenting Party”), and which consent may not be unreasonably or arbitrarily withheld. In the event of an assignment, such assignment shall only be effective upon approval in written form by the Consenting Party(ies). Notwithstanding anything to the contrary contained herein, this Agreement may be assigned by Customer without the consent of the other Parties to an acquiring person or entity upon the acquisition, merger, consolidation of Customer, or of the assets or substantially all the assets by such person or entity, relating to Customer’s performance hereunder. Any permitted assignee shall assume all obligations of its assignor under this Agreement. No assignment shall relieve any party of responsibility for the performance of any accrued obligation, which such party then has hereunder. In the event of an assignment, the assigning Party shall not be released from its obligations to the Consenting Party(ies) hereunder, and shall guarantee the full performance by the assignee of such obligations.

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25.	Modification. This Agreement may only be supplemented, amended, or modified by the mutual agreement of both Parties. No supplement, amendment or modification of this Agreement shall be binding on the Parties unless it is in writing and has been executed by the duly authorized representatives of each Party.

26.	Force Majeure. Any delay in the performance of any of the duties or obligations of any Party (except the payment of money due hereunder) caused by an event outside the affected Party’s reasonable control and without the fault or negligence of the Party so affected (“Force Majeure Event”) shall not be considered a breach of this Agreement, and unless provided to the contrary herein, the time required for performance shall be extended for a period equal to the period of such delay. Such Force Majeure Events shall include without limitation, acts of God; acts of the public enemy; insurrections; riots; injunctions; embargoes; labor disputes, including strikes, lockouts, job actions, or boycotts; fires; explosions; floods; earthquakes; Third Party delays in the delivery of raw materials, or other unforeseeable causes beyond the reasonable control and without the fault or negligence of the Party so affected. The Party so affected shall give prompt notice to the other Party of such cause, and shall take whatever reasonable steps are necessary to relieve the effect of such cause as rapidly as reasonably possible. For purposes of clarity, in the event a Force Majeure Event is preventing Manufacturer from manufacturing and supplying API to Customer, Customer shall have the right to purchase its requirements of API from any Second Source Supplier and such amounts of API purchased under this Section 26 during a given year shall not be factored into the calculation of Annual Commercial API Requirement for such year.

27.	Severability. In the event that any of term or the provision of this Agreement shall be held invalid or unenforceable, the remaining terms hereof shall not be affected, but shall be valid and enforced to the fullest extent permitted by law; and if any term or provision of this Agreement shall be deemed by a court to be unenforceable because such provision is too broad in scope, such provision shall be construed to be limited in scope to the extent such court shall deem necessary to make it enforceable.

28.	Relationship of the Parties. This Agreement does not create nor shall it be deemed to create the relationship of partners or joint-venturers between the parties. Neither Party has the authority, without the prior written consent of the other Party, to create any obligation or responsibility on the part of the other Party or otherwise legally bind or obligate the other Party in any other manner.

29.	Additional Documents. Each Party agrees that it will forthwith upon the request of the other Party execute and deliver all such documents, instruments and agreements and will take all such other actions as the other Party may reasonably request from time to time in order to effectuate the provision and purposes of this Agreement.

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30.	Schedules. The Parties agree that the schedules that are attached to this Agreement are incorporated into this Agreement by reference and are deemed part hereof. In the event, and to the extent, of inconsistency between the various provisions of this Agreement including any schedules incorporated herein by reference, inconsistencies shall be resolved by giving the clauses of this Agreement precedence over the schedules to this Agreement.

31.	Entire Agreement. This Agreement and the Quality Assurance Agreement incorporates the entire understanding of the Parties with respect to the subject matter herein and cancels, revokes and supersedes any and all previous agreements, contracts, understandings, negotiations, commitments and arrangements that might have existed heretofore between the Parties regarding the subject matter herein, and all prior agreements and understandings between the Parties and relating to the subject matter hereof are superseded by this Agreement; provided, however, that in the event that there is any conflict between the Quality Assurance Agreement and this Agreement, this Agreement shall govern to the extent of such conflict except where such conflict is directly with respect to the appropriate procedures and the Parties’ respective roles in adhering to such procedures to assure the product quality and conformance of the API (including, the testing, storage, packaging, labeling, certification, release, delivery, deviation and change notifications, communication and regulatory support therefor), in which case the Quality Assurance Agreement shall govern to the extent of such conflict. Neither Party shall be liable or bound to the other Party in any manner by any representations, warranties, or covenants relating to such subject matter except as specifically set forth herein or in the Quality Assurance Agreement.

32.

Arbitration. The Parties agree that all disputes arising out of or in connection with this Agreement, including disputes related to the existence, validity, interpretation, performance, termination or breach thereof, shall be submitted to the International Court of Arbitration of the International Chamber of Commerce and shall be finally settled under the Rules of Arbitration of the International Chamber of Commerce. The arbitration shall be conducted in the English language. There shall be three (3) arbitrators (the “Arbitration Tribunal”), the first of which shall be appointed by the claimant in its notice of arbitration, the second of which will be appointed by the respondent within thirty (30) days of the appointment of the first arbitrator, and the third of which will be jointly appointed by the Party appointed arbitrators within thirty (30) days thereafter. If a Party fails to nominate an arbitrator, the appointment is to be made by the International Court of Arbitration. All notices required to be given in connection with the any arbitration shall be valid and sufficient if sent in accordance with Section 20 of this Agreement. In the event of arbitration, the costs of the arbitration shall be fixed in accordance with Article 31 of the Rules of Arbitration of the International Chamber of Commerce and the final award will have the Parties bearing the costs of arbitration in proportion to the outcome of the arbitration. If applicable under the applicable law, the Parties will submit a proposed discovery schedule to the arbitrator(s) at the pre-hearing

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conference. The scope and duration of discovery shall be reasonably determined by the arbitrators. This Agreement shall be enforceable, and any arbitration award will be final, and judgment thereon may be entered, in any court of competent jurisdiction. The Parties, their representatives, other participants and the arbitrators shall hold the existence, contents and result of arbitration in confidence, except as may be necessary to enforce any award in a court of competent jurisdiction. A Party may not appeal an award to a court of law on a question of fact or on a question of mixed fact and law. A Party may appeal an award to a court of law on a question of law.

33.	Intellectual Property Matters.

(a)	Existing Proprietary Information. Except as otherwise expressly provided herein, no Party hereto shall be deemed by this Agreement to have been granted any license or other rights to patent rights existing as of the date hereof, or know how relating to compounds, formulations, or processes which are owned or controlled by each of the other Parties hereto.

(b)	Manufacturer Inventions. With respect to any new ideas, innovations or inventions (whether or not patentable) developed solely by Manufacturer during the term of this Agreement and relating to the manufacturing process of the API, Manufacturer shall own all right, title and interest in and to such ideas, innovations and inventions, and may obtain patent, copyright, and/or other proprietary protection relating to such ideas, innovations and inventions; provided however, that notwithstanding anything to the contrary contained in this Agreement, to the extent that Customer’s Information is the principle basis for any such new ideas, innovations or inventions, Customer shall have exclusive ownership rights therein and Manufacturer hereby assigns any and all right, title and interest in and to such new ideas, innovations and inventions to Customer and agrees to execute any and all documents necessary and otherwise reasonably assist Customer to perfect its ownership rights therein. Manufacturer hereby grants to Customer a royalty-free, perpetual, non-exclusive, non-terminable, transferable, assignable, license throughout the Territory with the right to grant sublicenses, to the Manufacturer Know-How, Manufacturer’s Information and Manufacturer Patent Rights and to any new ideas, innovations or inventions developed by Manufacturer hereunder for no other purpose than as necessary for Customer, its Affiliates and/or designees to use, sell, have sold, import/export, have imported/exported and otherwise commercialize the API manufactured by Manufacturer hereunder (and any Finished Products incorporating such API) throughout the Territory.

(c)	Customer Grant of License. During the term of this Agreement, Customer hereby grants to Manufacturer a limited, royalty-free, nonexclusive, non-assignable, non-transferable, non-sublicensable, terminable, license to Customer’s Information, Customer Know How and Customer Patent Rights necessary and solely to perform hereunder its obligations to Customer.

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(d)	Joint Inventions. Each of Customer and Manufacturer shall own a [ * ] interest in all such inventions, discoveries and know how made, conceived, reduced to practice and/or otherwise generated jointly by at least one employee, agent, or other person acting for each such Party in the course of this Agreement (“Joint Inventions”); provided however, that notwithstanding anything to the contrary contained in this Agreement, to the extent that Customer’s Information is the principle basis for any Joint Invention, Customer shall have exclusive ownership rights therein and Manufacturer hereby assigns any and all right, title and interest in and to such Joint Invention to Customer and agrees to execute any and all documents necessary and otherwise reasonably assist Customer to perfect its ownership rights therein. Customer and Manufacturer shall collaborate on any actions with respect to the protection of their joint rights in Joint Inventions at shared expense, and thereafter each of them may make, use, sell, keep, license, assign, or mortgage such Joint Inventions, and otherwise undertake all activities a sole owner might undertake with respect to such Joint Inventions, with the prior written consent of the other, which consent shall not be unreasonably withheld.

34.	Confidentiality. The Parties agree that during the course of this Agreement a Party hereto may disclose proprietary and confidential information of such Party (“Information”) to another Party hereto. Each Party agrees that the Information is the exclusive property of that Party (as between the Parties) disclosing such Information (the “Disclosing Party”) and that the Party receiving such Information (the “Receiving Party”) will use the Information only for the purposes as set out in this Agreement, and it will not, directly or indirectly, make use of or aid any third party to make use of such Information without the Disclosing Party’s express prior written consent. In addition, the Receiving Party agrees that the Information will be held in strict confidence and not revealed to anyone except the individual shareholders, directors, officers, employees, attorneys, accountants and financial advisors of such Receiving Party or those of its Affiliates (collectively, “Representatives”), and then only to the extent that they need to know such Information for the purpose of the Receiving Party fulfilling its obligations under this Agreement and provided each such Representative is made aware of the confidential nature of the Information and is bound by duties of confidentiality and non-use at least as stringent and protective of the Information as those contained herein. The Receiving Party agrees that it shall use all reasonable efforts to prevent unauthorized publication or disclosure by its Representatives of the Information of the Disclosing Party; provided, however that Receiving Party shall not use any less effort than what Receiving Party would expend to prevent unauthorized publication or disclosure of Receiving Party’s own Information. Receiving Party shall be liable to the Disclosing Party for any breach of the duties of confidentiality and non-use by any Representative of the Receiving Party. The obligations undertaken by each Party under this section shall continue in force for a period of [ * ] following the termination or expiration of this Agreement. The obligations contained in this section do not apply to any information:

(a)	which was at the time of receipt by the Receiving Party in the public domain or generally known in the pharmaceutical manufacturing industry otherwise than by breach of the Receiving Party’s duty of confidentiality;

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(b)	which the Receiving Party can establish to have been known to it at the time of receipt from the Disclosing Party and not to have been acquired directly or indirectly from the Disclosing Party;

(c)	acquired by the Receiving Party from a third party otherwise than in breach of an obligation of confidence to the Disclosing Party; or

(d)	required by law to be provided to the Regulatory Authorities or other governmental agencies but only for the purpose of providing it to such agencies and provided, Receiving Party first notifies Disclosing Party and provides Disclosing Party a reasonable opportunity to first seek protective order limiting disclosure.

35.	Governing Law. This Agreement shall be exclusively governed by, and construed in accordance with, the laws of New York, without regard to any conflict of law principles.

36.	Damages. Neither Party shall be entitled to recover from the other Party any consequential, special, incidental, punitive, or indirect damages in connection with this Agreement, whether such claim is based in contract, tort (including negligence), statute, regulation, strict liability or otherwise, except to the extent that a Party is solely seeking reimbursement for such damages paid to a third-party and such reimbursement is covered by the indemnification provisions of Section 19 of this Agreement.

37.	Survival. The Parties agree that the provisions of this Agreement, which by their nature are intended to survive the termination or expiration of this Agreement shall continue as valid and enforceable obligations of the Parties, notwithstanding any such termination or expiration.

38.	No Publicity. Except as required by applicable law, no Party to this Agreement shall issue any press release or make any public statement regarding the transactions contemplated hereby without the prior approval of the other Parties. Notwithstanding the foregoing, Customer shall be permitted to make any public statement without obtaining the consent of the other Parties if (i) the disclosure is required by applicable law or the requirements of the United States Securities Exchange Commission or NASDAQ Stock Market and (ii) Customer has first used its reasonable efforts to consult with (but not to obtain the consent of) the other Parties about the form and substance of such disclosure.

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39.	Language. This Agreement and any documents, notices and correspondence hereto shall be interpreted and construed in the English language. In the event of any conflict between this Agreement and any translation thereof, the English language meaning shall govern.

40.	Construction. The Parties acknowledge that each has been advised by counsel during the course of negotiation of this Agreement and, therefore, that this Agreement will be interpreted without regard to any presumption or rule requiring construction against the Party causing this Agreement to be drafted.

41.	Currency. All dollar amounts expressed in this Agreement are expressed in United States Dollars (“USD”) and all payments contemplated by this Agreement shall be made in USD.

42.	Business Days. All references in this Agreement to a business day means Monday to Friday inclusive excluding Saturday, Sunday, and any days on which the banks in Toronto, Canada or California, United States are closed for business.

43.	Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument. This Agreement may also be executed via facsimile, which facsimile shall be deemed an original.

44.	Headings. The headings used in this Agreement are intended for guidance only and shall not be considered part of this written understanding between the Parties hereto and shall have no effect on the meaning of the provisions hereof.

[ THIS SPACE INTENTIONALLY LEFT BLANK ]

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IN WITNESS HEREOF, the Parties have caused this Agreement to be executed by their duly authorized representatives as of the date first written above.

For the Customer:

INTERMUNE, INC.

By:	/s/ Daniel G. Welch
Name:	Daniel G. Welch
Title:	Chairman, Chief Executive Officer & President

Date:	12/17/08

For the Manufacturer:

SIGNA S.A. DE C.V.

By:	/s/ Oscar ViVanco Saavedra
Name:	Oscar ViVanco Saavedra
Title:	President

Date:	1/07/2009

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For ACIC:

ACIC FINE CHEMICALS INC.

By:	/s/ Luciano Calenti
Name:	Luciano Calenti
Title:	President

Date:	12/18/08

ACIC EUROPE LIMITED

By:	/s/ Mario Iseppi
Name:	Mario Iseppi
Title:	President

Date:	1/12/09

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SCHEDULE “A” – “API”

The Parties to this Agreement agree that the term “API” means the substance [ * ] whose chemical composition is [ * ].

* * * * *

SCHEDULE “B” – “Purchase Price”

The Parties to this Agreement agree that the Purchase Price is as follows:

Timeframe	Unit (e.g. Kg)	Purchase Price per Unit (USD)
Pre-Launch Date		USD $[ * ]/kg
Post-Launch Date	≤[ * ] Kgs	USD $[ * ]/Kg*
Post-Launch Date	>[ * ] Kgs	USD $[ * ]/Kg*

*	In the event that Customer purchases post-Launch Date, during any given year, [ * ]% of its Annual Commercial API Requirement (calculated by excluding any amount of Finished Product containing API supplied by a Second Source Supplier as a result of a Force Majeure Event under Section 26 hereof or as a result of Manufacturer’s inability to supply under Section 8 hereof) from Manufacturer, the Purchase Price per Unit for all Units purchased during such given year, irrespective of the number of Units purchased during such given year, shall be a flat USD$[ * ]/Kg across the board for such year. At the end of such given year, in the event Customer has paid a Purchase Price per Unit in excess of USD$[ * ]/Kg, Manufacturer/ACIC shall provide to Customer in a reasonably timely manner a refund of such excess payments.

The Purchase Price is subject to Section 5 of this Agreement.

* * * * *

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SCHEDULE “C” – Support for Pirfenidone Commercial Manufacture and NDA Submission

Manufacturer Tasks	Timeline
Manufacture API needs for validation (i.e., a total of no less than [ * ] kg from 3 batches of no less than [ * ] kg per batch)	[ * ]

Manufacture additional API for commercial launch	[ * ]

Review final proposed Customer API release specification	[ * ]

Review Drug Substance CMC Section of Customer NDA for pirfenidone	[ * ]

Permit and support Independent Review of Manufacturer DMF by Customer	[ * ]

Support mock pre-approval inspection (PAI) audit visit by Customer	[ * ]

Support PAI audit by the FDA	[ * ]

Supply API and impurity reference standards to help with DP characterization & stability	[ * ]

Provide DMF Updates	[ * ]

Registrational Stability Summaries for NDA (i.e., providing the most up-to-date stability information in summary form upon request for Customer’s NDA submission and ongoing queries of FDA/other Regulatory Authorities)	[ * ]

Continue stability study and provide report	[ * ]

If not already being performed, reinstate GC assay to monitor residual solvents depending on FDA requirement & include the test on C of A	[ * ]

Provide justification for not including microbial testing on C of A	[ * ]

* * * * *

This Schedule A, Schedule B and Schedule C is executed or amended as of this 17th day of December, 2008 by and between:

INTERMUNE, INC.		SIGNA S.A. DE C.V.

By:	/s/ Daniel G. Welch	By:	/s/ Oscar ViVanco Saavedra

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ACIC FINE CHEMICALS INC.		ACIC EUROPE LIMITED

By:	/s/ Luciano Calenti	By:	/s/ Mario Iseppi

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